Exhibit 10.17

[Company Letterhead]

As of January 28, 2010

Massimiliano Pozzoni, President
Viper Resources, Inc.
2100 West Loop South, Suite 900
Houston, TX 77027

Re:	Viper Financing

Dear Mr. Pozzoni:

Pursuant to Section 6.9 of the Share Issuance Agreement dated July 6, 2009 between Baden Energy Group Ltd (“Baden”) and Viper Resources, Inc. (formerly known as Cobra Oil & Gas Company), Baden hereby consents to Viper Resources Inc.’s entry into an Investment Agreement with Dutchess Opportunity Fund II, LP (“Dutchess”) in the form attached herein, under which Duchess may purchase, pursuant to an equity credit line, up to $5,000,000 of common stock of Viper Resources Inc. over a period of 36 months.

Sincerely,

BADEN ENERGY GROUP, LTD

By:	/s/ Geoffrey Long
Name: Geoffrey Long
Title: Director